UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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LOJACK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOJACK CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2004

You are hereby notified that the annual meeting of stockholders of LoJack Corporation (the “Company”) will be held on the 20th day of May 2004 at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts (the “Meeting”), for the following purposes:

1.	To consider and act upon a proposal to fix the number of directors of the Company at eight (8) and to elect eight (8) directors for the ensuing year.

2.	To consider and act upon a proposal to approve an amendment to increase the number of shares of the Company’s common stock, $.01 par value, authorized for issuance pursuant to the Company’s 2002 Employee Stock Purchase Plan.

3.	To consider and act upon a proposal to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for 2004.

4.	To consider and act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 22, 2004, as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors,

THOMAS A. WOOTERS, Clerk

April 5, 2004

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the Meeting personally. Your cooperation is greatly appreciated.

LOJACK CORPORATION
Executive Offices
200 Lowder Brook Drive, Suite 1000
Westwood, Massachusetts 02090

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are being mailed by LoJack Corporation (“the Company”) to the holders of record of the Company’s outstanding shares of common stock, $.01 par value (“Common Stock”), commencing on or about April 14, 2004. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”) for use at the annual meeting of stockholders of the Company to be held on the 20th day of May 2004 at 10:00am at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts (the “Meeting”) and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telefax, telex, in person or otherwise, without additional compensation.

The only outstanding class of stock of the Company is its Common Stock. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The Board has fixed March 22, 2004, as the record date for the Meeting. On March 22, 2004, there were issued and outstanding 15,103,532 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

The Company’s By-laws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of stockholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The affirmative vote of a plurality of the votes properly cast at the Meeting, either in person or by proxy, is required for the election of directors. The affirmative vote of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of the amendment to the Company’s 2002 Employee Stock Purchase Plan (the “ESPP Amendment”), the ratification of the appointment of Deloitte & Touche LLP as auditors or any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

All shares of Common Stock represented by valid proxies which the Company receives prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and will be voted as specified in the proxies. With regard to the election of directors, votes may be cast in favor of all director nominees, cast in favor of particular director nominees, left blank or withheld. Votes that are left blank will be voted FOR the election of the directors named on the proxy; votes that are withheld will have no effect on the election of directors. With regard to each of the approval of the ESPP Amendment and the ratification of the appointment of Deloitte & Touche LLP as auditors, votes may be cast in favor, cast against, cast as an abstention or left blank. Votes that are cast as an abstention will have no effect on approval of the ESPP Amendment or the ratification of Deloitte & Touche LLP as auditors. Votes that are left blank will be voted FOR the approval of the ESPP Amendment and FOR the ratification of Deloitte & Touche LLP as auditors. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Abstentions may be specified on all proposals, other than the election of directors, and will be counted as present for purposes of determining a quorum. Proxies which are left blank or for which a vote is withheld will also be counted as present for purposes of determining a quorum. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will not be treated as voted shares and, accordingly, will have no effect on the election of directors, the proposal to approve the ESPP Amendment, the ratification of the appointment of Deloitte & Touche LLP as auditors or any other proposal which requires the affirmative vote of a majority of the votes properly cast at the Meeting.

When a proxy is returned, prior to the date of, or at, the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder’s instructions indicated on the proxy. Each stockholder is urged to specify the stockholder’s choices on the enclosed proxy. Sending in a proxy will not affect a stockholder’s right to attend the Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy bearing a later date or by voting in person by ballot at the Meeting. A stockholder’s attendance at the Meeting will not by itself revoke a proxy.

The Company’s website address is included several times in this proxy statement as a textual reference only and the information in the Company’s website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board has proposed that the number of directors of the Company be fixed at eight (8) and eight (8) directors be elected to serve until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board will be voted in favor of the eight (8) nominees named below, unless otherwise specified on the proxy. All of the nominees are current members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company.

Meetings of the Board and Committees

The Board met ten times during the fiscal year ended December 31, 2003. The Board has standing Audit, Compensation and Nominating/Corporate Governance Committees. During the fiscal year ended December 31, 2003, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings of each committee on which he or she served during the period that he or she served on such committee. The following members of the Board are independent under applicable Nasdaq listing standards: John H. MacKinnon, Robert J. Murray, Larry C. Renfro, Robert L. Rewey, Harvey Rosenthal and Lee T. Sprague.

In 2003, the Compensation Committee consisted of Harvey Rosenthal (Chairperson), Lee T. Sprague, Robert J. Murray and Robert L. Rewey. The Compensation Committee reviews the Company’s compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met four times during the fiscal year ended December 31, 2003.

The Audit Committee consists of John H. MacKinnon (Chairperson), Larry C. Renfro and Harvey Rosenthal. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of its financial statements. The Audit Committee appoints and confers with the Company’s independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants, and meets with such independent accountants and with the Company’s financial personnel to review the adequacy of the Company’s accounting principles, financial controls and policies. The Board has adopted a written charter for the Audit Committee which is reviewed and reassessed on an annual basis. The Audit Committee charter is available at the Company’s website at www.lojack.com under the heading “Investors” and is attached to this proxy statement as Appendix A. The Board has determined that John H. MacKinnon is an “audit committee financial expert” and is “independent” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee held eleven meetings during the fiscal year ended December 31, 2003.

The Nominating/Corporate Governance Committee consists of Robert L. Rewey (Chairperson), John H. MacKinnon, Robert J. Murray and Lee T. Sprague, who are “independent” under applicable Nasdaq listing standards and under the Nominating/Corporate Governance Committee’s charter. The primary objectives of the Nominating/Corporate Governance Committee are to assist the Board by (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending that the Board select a group of director nominees for each next annual meeting of the Company’s stockholders; (ii) recommending nominees to fill any vacancies which may occur during the year; (iii) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors (as that term is defined by applicable SEC and Nasdaq rules and regulations); (iv) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company; and (v) performing other tasks such as studying the size, committee structure or meeting frequency of the Board. The Board has adopted a charter for the Nominating/Corporate Governance Committee which is available at the Company’s website at www.lojack.com under the heading “Investors.” This Nominating/Corporate Governance Committee met three times in 2003.

Selection of Candidates for Directors and Shareholder Recommendations

The Nominating/Corporate Governance Committee seeks individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommends director nominees for selection by the Board for nomination to fill expiring terms of directors at each annual meeting of stockholders. The Nominating/Corporate Governance Committee also considers candidates for nominees as directors of the Company who are recommended by stockholders entitled to do so under the Company’s By-laws.

In the event that the Nominating/Corporate Governance Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating/Corporate Governance Committee will initiate a search process and informally keep the Board apprised of progress. The Nominating/Corporate Governance Committee may seek input from members of the Board, the Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating/Corporate Governance Committee will consider candidates for Board membership properly recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board will then be reviewed and evaluated by the Nominating/Corporate Governance Committee; the evaluation process for candidates recommended by stockholders is not different from candidates recommended by any other source.

To be considered by the Committee a stockholder recommendation for a nominee must be made by written notice to the Chair of the Committee and the Clerk of the Company, containing, at a minimum, the name, appropriate biographical information and qualification of the nominee. In considering stockholder recommendations for nominees, the Nominating/Corporate Governance Committee may request additional information concerning the nominee or the applicable stockholder or stockholders.

In considering candidates to serve as directors, the Nominating/Corporate Governance Committee seeks individuals who have qualities which the Nominating/Corporate Governance Committee believes may be effective in serving the Company’s best interests. Generally, selection criteria will include character, judgment and experience, including technical expertise, industry experience and familiarity with national, international and competitive issues facing the Company.

In 2003, the Company did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. The Company did not receive any stockholder recommendations or nominations for the Board for election at the Meeting, except the nominations made by the Board which includes members who are stockholders. All of the nominees for election at the Meeting are current members of the Board.

The Company’s policy with regard to Board members’ attendance at annual meetings is that Board members are expected to attend. Ordinarily a Board meeting is held immediately following the annual meeting. Seven Board members attended last year’s annual meeting.

Compensation of Directors

Each non-employee director of the Company who attends a minimum of four Board meetings in a year is entitled to an annual stipend of $15,000. Directors also receive stock options, as described below, as well as $1,500 for each Board meeting attended and $750 for each Board committee meeting attended. Robert Murray has been designated as the lead director to chair and lead meetings limited to independent directors, for which he receives an annual stipend of $2,000. Each non-employee director who is not a resident of Massachusetts receives up to $1,000 for reimbursement of travel and hotel expenses for each Board meeting attended. In addition, the chairperson of each Board committee is entitled to a stipend of $2,000 per year.

Non-employee directors are eligible to receive options (“Non-Employee Director Options”) under the Company’s 2003 Stock Incentive Plan. Non-Employee Director Options are nonqualified stock options under the

2003 Stock Incentive Plan. The exercise price of shares subject to Non-Employee Director Options is equal to the fair market value of the shares of Common Stock on the date of the grant. Non-Employee Director Options have a term of ten years and become exercisable in two equal annual installments beginning on the date of the next annual meeting of stockholders following the date of grant, subject to becoming immediately and fully exercisable upon the occurrence of certain change in control events or as otherwise provided by the terms of the 2003 Stock Incentive Plan.

Pursuant to the 2003 Stock Incentive Plan, on the third business day following an annual meeting of stockholders, each eligible non-employee director elected or re-elected at such meeting receives Non-Employee Director Options to purchase 5,000 shares of Common Stock. Any non-employee director elected other than at the annual meeting of stockholders is granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders. Pursuant to the 2003 Stock Incentive Plan, a Non-Employee Director Option to purchase 5,000 shares of Common Stock was granted to each non-employee director elected or re-elected at the annual meeting of stockholders held on May 29, 2003, at an exercise price of $4.95 per share, the fair market value of the shares on the date of grant.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors:

Name	Age	Present Principal Employer and Prior Business Experience
Ronald J. Rossi	64
Mr. Rossi joined the Company in November 2000 as Chief Executive Officer. He became a director and was elected Chairman of the Board effective March 1, 2001. Prior to joining the Company, Mr. Rossi spent 35 years with The Gillette Company, progressing through a variety of management positions in sales, marketing, and general management in the United States, Canada and Puerto Rico. Mr. Rossi served as President of Oral-B Worldwide, a Gillette subsidiary, from 1998 to 2000. From 1988 to 1998 he was President of Gillette North America; previous positions include President of Gillette Canada and President of Braun/Canada. Mr. Rossi has been a member of the board of Mentor Corporation since January 2000 and chairman of the Canadian Cosmetic and Toiletry Fragrance Association in 1987. He also served on the Executive Board of the Massachusetts Bay Red Cross from 1993 to 1998 and the Board of the New England Sports Museum from 1993 to 1998.

Joseph F. Abely	51
Mr. Abely joined the Company in October 1988 as Senior Vice President and Chief Financial Officer. He was named President and Chief Operating Officer in January 1996 and a director in November 2000. Mr. Abely joined the accounting firm of Deloitte Haskins & Sells in 1976 and served as a partner from 1985 until October 1988. Mr. Abely is a Certified Public Accountant.

Lee T. Sprague	63
Mrs. Sprague has served as a director of the Company since 1981. Mrs. Sprague has been a private investor for more than the past ten years. Mrs. Sprague is on the Board of Managers of Vincent Memorial Hospital, is the President of the Prouts Neck Association and also is a board member of various private, educational and charitable institutions.

Name	Age	Present Principal Employer and Prior Business Experience
Robert J. Murray	62
Mr. Murray has served as a director of the Company since 1992. Mr. Murray has been Chairman of the Board of New England Business Service, Inc. since December 1995. Mr. Murray also served as Chief Executive Officer of New England Business Services, Inc. from December 1995 to December 2003. From January 1991 to December 1995, Mr. Murray was Executive Vice President, North Atlantic Group, of The Gillette Company. Prior to January 1991, Mr. Murray served as Chairman of the Board of Management of Braun AG, a Gillette subsidiary headquartered in Germany. He has held a variety of other management positions at Gillette since 1961. Mr. Murray also serves on the Boards of Directors of Allmerica Financial Corporation, Tupperware Corporation, and Delhaize Group, an international Belgian food retailer.

Larry C. Renfro	50
Mr. Renfro has served as a director of the Company since 1993. Mr. Renfro is currently the Chairman and Chief Executive Officer of NewRiver Investor Communications, Inc. From 1997 to 1999, Mr. Renfro was the Chief Executive Officer of LCR Financial Group, Inc. From 1990 to 1997, Mr. Renfro held the office of Vice President, Financial Services and served as a member of the Operating Committee of Allmerica Financial Corporation. From 1989 to 1990, he was Executive Vice President of State Street Bank and Trust Company. From 1988 to 1989, he was Chairman of Boston Financial Data Services, Inc., a subsidiary of State Street Bank and Trust Company.

Harvey Rosenthal	61
Mr. Rosenthal has served as a director of the Company since 1997 and Chairperson of the Compensation Committee since 2002. Mr. Rosenthal held the offices of President and Chief Operating Officer and was a member of the Board of Directors of Melville Corporation (now known as CVS Corporation) from 1994 to 1996. From 1984 to 1994, Mr. Rosenthal was the President and Chief Executive Officer of the CVS Division of Melville Corporation. Mr. Rosenthal also serves on the Boards of Trustees of EQ Advisors Trust and of the Dana-Farber Cancer Institute and is an Overseer of the WGBH Educational Foundation.

John H. MacKinnon	63
Mr. MacKinnon has served as a director of the Company and Chairperson of the Audit Committee since 2000. Mr. MacKinnon joined PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until his retirement in 1999. Mr. MacKinnon also serves on the Board of Directors of Community Service Stations, Inc., Long Trail Brewing Company, BioSphere Medical, Inc., National Datacomputer, Inc. and Technical Manufacturing Corporation. Mr. MacKinnon is a Certified Public Accountant and is active in community affairs, including serving on the Boards of Trustees of Emmanuel College, Blessed John XXIII National Seminary and Laboure College.

Robert L. Rewey	65
Mr. Rewey has served as a director of the Company since 2002 and Chairperson of the Nominating Corporate Governance Committee since 2002. Prior to joining the Board, Mr. Rewey spent 38 years with Ford Motor Company, serving as Group Vice President of North American Operations & Global Consumer Services from 2000 to 2001 and of Global Sales, Marketing & Service from 1998 to 2000, Vice President of Sales, Marketing & Customer Service for North America from 1988 to 1998, President of Ford Division and Vice President of Ford Motor Company from 1985 to 1988, President of Lincoln-Mercury and Vice President of Ford Motor Company from 1984 to 1985, National Sales & Marketing Manager of Lincoln-Mercury from 1977 to 1984 and in other sales and service capacities from 1963 to 1977. Mr. Rewey also serves on the Boards of Directors of Sonic Automotive, Inc. and Speedway Motors, Inc., and is active in business and community affairs.

The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board.

Required Vote

The approval of a plurality of the votes properly cast is required for the election of directors.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 — APPROVAL OF THE AMENDMENT TO
THE 2002 EMPLOYEE STOCK PURCHASE PLAN

General.    The 2002 Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board on February 25, 2002 and approved by the Company’s stockholders on May 30, 2002 and provided for 250,000 shares of Common Stock to be available for issuance to eligible employees upon exercise of options. The purpose of the ESPP is to provide employees of the Company and its corporate subsidiaries the opportunity to acquire a proprietary interest in the Company by providing favorable terms for them to purchase the Company’s stock.

Recent Amendment.    On July 24, 2003, the Board approved, as recommended by the Compensation Committee and subject to the Company’s stockholders’ approval, an increase in the number of shares available under the ESPP from 250,000 shares to 1,000,000 shares, effective with the offering beginning on or about December 1, 2003.

A complete copy of the ESPP may be obtained from the Company, upon written request, without charge.

Reason for the Amendment.    The Board of Directors believes that equity interests are a significant factor in the Company’s ability to attract, retain and motivate its employees, who are critical to the Company’s long-term success. The purpose of the ESPP is to benefit the Company by furthering the goal of providing employees with incentives to serve the Company. The Board believes that the remaining number of shares authorized for issuance under the ESPP are not sufficient for future granting needs under the ESPP. As of March 26, 2004, there are 61,823 shares remaining for issuance under the ESPP. The proposed amendment to the ESPP to increase the number of shares is necessary to provide for an adequate number of shares available for future grants under the ESPP.

On March 26, 2004, the closing price per share of the Common Stock, as reported in a summary of composite transactions in The Wall Street Journal for stocks listed on the Nasdaq National Market, was $7.56.

Summary of the ESPP

The following summary of the material features of ESPP is qualified in its entirety by reference to the complete text of the ESPP, a copy of which and of the proposed amendment are set forth in Appendices B-1 and B-2 to this Proxy Statement.

Overview.    The ESPP operates by granting in a series of offerings options to acquire the Company’s Common Stock. The Compensation Committee determines the commencement date and duration of offerings. In general, an offering will last for six months and will begin each June 1 and December 1. During an offering, payroll deductions will be accumulated. At the end of the offering, the options will be exercised and the accumulated payroll deductions will be retained by the Company as full payment of the option price. Each participant will receive a whole number of shares of the Company’s Common Stock equal to the accumulated payroll deductions credited to the participant’s account as of the exercise date divided by the option price. The “option price” of shares of Common Stock will be eighty-five percent (85%) of the lower of the fair market value of the Company’s shares at the start of the offering or on the exercise date. Fair market value under the ESPP generally means the closing sale price of the Company’s stock on the date in question.

Shares Available under the ESPP.    If the amendment is approved by the Company’s stockholders, the total number of shares that may be subject to options under the ESPP is 1,000,000. If an option expires or is terminated or surrendered, the shares allocable to the option may again be available under the ESPP. If insufficient shares are available at the end of an offering, a pro rata allocation of remaining shares will be made.

Eligibility and Participation.    In general, any employee of the Company or a corporate subsidiary who has been employed for more than ninety (90) days may become a participant in any future offering under the ESPP by electing to participate prior to the commencement of the offering. However, the following persons are ineligible to participate in the ESPP: (i) any employee who owns, directly or indirectly, as of the start of an offering, five percent (5%) or more of the Company’s stock or the stock of one of the Company’s corporate subsidiaries; (ii) any employee of a subsidiary that does not elect to participate in the ESPP; (iii) any union employee, if the union elects not to participate in the ESPP; and (iv) any individual who is not an employee, including outside directors, consultants and independent contractors. In addition, an employee will not be granted an option that would permit him or her to own (or be considered to own) or hold outstanding options to purchase five percent (5%) or more of the total combined voting power or value of all classes of the Company’s stock or that of a corporate subsidiary, and a participant cannot acquire in any year more than $25,000 worth of the Company’s stock (based on the value of the Company’s stock at the start of the offering).

A participant may authorize payroll deductions of from one to fifteen percent of the participant’s compensation on each pay date. A participant can decrease his or her rate of payroll deductions, but the participant can never increase the rate of payroll deductions once an offering begins.

A participant may, prior to the end of an offering period, and at such time and in such manner as the Compensation Committee may prescribe, withdraw from an offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the participant’s account under the ESPP. In no event will a participant receive interest with respect to his or her payroll deductions, whether used to exercise options or returned in cash.

Termination of Employment.    Upon termination of employment for any reason other than death, the participant will receive a payment in cash of the amount credited to the participant’s account under the ESPP. In the event that a participant dies prior to the end of an offering period, the participant’s account will be paid in cash to his or her estate.

Restrictions on Transfer.    A participant may not transfer, assign, pledge or otherwise dispose of an option issued under the ESPP. Shares acquired under the ESPP at the end of an offering period will be freely tradable, subject in all cases to the participant’s compliance with the Company’s Trading Policy Statement.

Administration.    The ESPP is administered by the Compensation Committee. The Compensation Committee has the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the ESPP and to decide all questions of interpretation and application of such rules and regulations, which decision will be final and binding.

Effect of Certain Corporate Changes.    If, before an offering closes, the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or the Company is liquidated, sells or otherwise disposes of substantially all of its assets to another entity, then the Compensation Committee, in its discretion, may either: (i) convert outstanding options such that after the effective date of the event, each participant is entitled upon exercise to receive in lieu of the Company’s stock the number and class of shares of such stock or other securities to which the participant would have been entitled had the participant been a stockholder at the time of the event; or (ii) end the offering and exercise the options as of the day before the effective date of the event.

Amendment or Termination of the ESPP.    The Board of Directors may at any time, without a vote by stockholders, terminate or, from time to time, amend, modify or suspend the ESPP; provided, however, that without stockholder approval there will generally be no: (i) change in the number of shares of Common Stock that may be issued under the ESPP; (ii) change in the class of persons eligible to participate in the ESPP; or (iii) other change to the ESPP that requires stockholder approval under applicable law. Unless terminated earlier, the ESPP will terminate on the date as of which there are no longer any shares of Common Stock available to be offered.

The following description of the federal income tax consequences of the ESPP is general and does not purport to be complete.

Federal Income Tax Consequences of the ESPP.    The ESPP is intended to constitute an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). As presently in effect, under Section 423 of the Code, a participant will not realize income as a result of either the grant of an option at the start of an offering period or the exercise of an option at the end of an offering period and the Company will not be entitled to an income tax deduction at such grant date or exercise date. If the participant does not dispose of the stock acquired under the ESPP before the earlier of two years after the start of an offering or one year after the end of an offering, then upon the subsequent sale of the stock, the participant will have ordinary compensation income of the lesser of fifteen percent (15%) of the fair market value of the stock as of the start of the offering or the excess, if any, of the selling price of the stock over the option price. Any additional gain or loss will be treated as long-term capital gain or loss. The Company is not entitled to an income tax deduction with respect to the ordinary compensation income described above.

If the participant disposes of the stock before the earlier of two years after the start of the offering or one year after the end of the offering, then the excess, if any, of the fair market value of the stock at the end of the offering over the option price will be ordinary compensation income to the participant, and the Company will be entitled to a deduction with respect to that income. Any additional gain or loss will be treated as short-term or long-term capital gain or loss, depending on the holding period.

Proposal No. 2 requests that the stockholders approve the ESPP Amendment for an increase of 750,000 (from 250,000 to 1,000,000) in the number of shares of Common Stock authorized for issuance under the ESPP to eligible employees.

The value and number of shares which will be issued to employees who are eligible to receive options of Common Stock as a result of the increase in shares authorized under the ESPP, is not determinable.

Required Vote

The approval of a majority of the votes properly cast is required to approve the adoption of the ESPP Amendment.

The Board recommends a vote FOR the proposal to increase the number of shares of Common Stock authorized for issuance under the 2002 Employee Stock Purchase Plan.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board has unanimously appointed and, although stockholder approval is not legally required, has voted to recommend that stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2004. In the event the stockholders do not ratify the appointment, the Company anticipates that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, any such vote would be considered in connection with the appointment of auditors for 2005. A representative of Deloitte & Touche LLP plans to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

Required Vote

The approval of a majority of the votes properly cast is required to ratify the appointment of Deloitte & Touche LLP as independent auditors.

The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2004.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides a summary as of December 31, 2003, of shares of Common Stock reserved for issuance pursuant to all of the Company’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,258,199(1)	$8.03	1,388,922(2)
Equity compensation plans not approved by security holders	None	None	None
Total	4,258,199	8.03	1,388,922

(1)	Includes the Restated and Amended Stock Incentive Plan and the 2003 Stock Incentive Plan.

(2)	Includes the 2003 Stock Incentive Plan and 28,379 originally authorized shares remaining available for issuance under the ESPP. No new grants may be made under the Restated and Amended Stock Incentive Plan as a result of the approval of the 2003 Stock Incentive Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and notes present the compensation earned in each of the three prior fiscal years by (i) all individuals serving as the Company’s Chief Executive Officer or in a similar capacity during the fiscal year ended December 31, 2003 and (ii) the Company’s other four most highly compensated executive officers during the fiscal year ended December 31, 2003 (the “Named Executive Officers”).

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Transition Period or Fiscal Year Ended(1)	Salary	Bonus	Other Annual Compensation		Securities Underlying Options(2)	All Other Compensation(3)
Ronald J. Rossi	12/31/03	$350,000	$162,750	$54,540	(4)	100,000	$ 7,820
Chairman and Chief	12/31/02	300,000	23,000	56,074	(4)	0	9,586
Executive Officer	12/31/01	248,077	60,000	49,340	(4)	0	4,327
Joseph F. Abely	12/31/03	278,912	129,694	0		70,000	29,475
President and Chief	12/31/02	264,654	17,000	0		60,000	19,647
Operating Officer	12/31/01	211,539	50,000	0		65,000	16,429
William R. Duvall	12/31/03	223,129	86,463	0		40,000	16,368
Executive Vice President	12/31/02	211,723	14,000	0		40,000	19,786
	12/31/01	169,231	40,000	0		40,000	14,558
Donna M. Driscoll	12/31/03	199,430	77,279	0		30,000	9,345
Vice President	12/31/02	186,038	13,000	0		30,000	9,559
(Marketing)	12/31/01	107,019	35,000	0		20,000	0
Kevin M. Mullins	12/31/03	187,949	72,830	0		30,000	15,197
Vice President (Sales)	12/31/02	178,278	12,000	0		30,000	14,586
	12/31/01	143,077	34,000	0		25,000	12,217

(1)	The Company’s fiscal year was changed in 2001 and now ends on December 31st of each year. The Company’s ten month transition period in 2001 ended on December 31, 2001.

(2)	These options are Senior Management Options (as defined in the Restated and Amended Stock Incentive Plan) and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant). These options vest in four equal installments commencing on the first anniversary of the date of grant, and are subject to earlier vesting upon the occurrence of certain change in control events.

(3)	Includes the Company’s match of the executive officer’s contribution to the Company’s 401(k) plan, and, to the extent applicable, separate disability policy premiums and the portion of family medical insurance premiums otherwise payable by the executive officer.

(4)	Includes a monthly housing allowance of $3,750 and the fair market value of the use of a Company automobile, which was $9,540 in 2003, $15,844 in 2002 and $11,840 in 2001. The amount reimbursed to Mr. Rossi for his automobile for each year was discounted for personal use of the vehicle.

Option Grants in the Fiscal Year

The following table shows all options granted to each of the Named Executive Officer’s during the fiscal year ended December 31, 2003 and the potential realizable value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the SEC and are not intended to forecast possible future appreciation, if any, in the Company’s stock price. The Company did not use an alternative present value formula permitted by the SEC because the Company is not aware of such a formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(3)
	Options	Employees in	Base Price	Expiration
Name of Executive Officer	Granted(1)	Fiscal Year	Per Share(2)	Date	5%	10%
Ronald J. Rossi	100,000	13.8%	$5.22	02/25/13	$328,849	$833,368
Joseph F. Abely	70,000	9.7%	5.22	02/25/13	230,194	583,358
William R. Duvall	40,000	5.5%	5.22	02/25/13	131,540	333,347
Donna M. Driscoll	30,000	4.1%	5.22	02/25/13	98,655	250,010
Kevin M. Mullins	30,000	4.1%	5.22	02/25/13	98,655	250,010

(1)	All options granted are Senior Management Options, as defined in the Restated and Amended Stock Incentive Plan.

(2)	The exercise price per share is the fair market value of the underlying shares of Common Stock on the date of grant.

(3)	The values shown are based on the fair market value of the shares of Common Stock on the date of grant as adjusted to reflect the indicated assumed annual rates of appreciation, compounded annually, less the exercise price of the underlying shares, multiplied by the number of shares underlying the grant at December 31, 2003. Actual gains realized, if any, on Senior Management Option exercises and Common Stock holdings are dependent upon the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in the Fiscal year ended December 31, 2003 and Option Values at
December 31, 2003

The following table sets forth information with respect to the Named Executive Officers concerning option exercises in the fiscal year ended December 31, 2003 and the value of options held as of the end of the fiscal year.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(2)
Name of Executive Officer	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald J. Rossi	0	$0	250,000	100,000	$202,500	$283,100
Joseph F. Abely	0	0	285,000	155,000	128,788	393,333
William R. Duvall	12,000	14,136	226,750	96,250	103,361	237,634
Donna M. Driscoll	17,500	30,946	0	62,500	0	170,730
Kevin M. Mullins	0	0	157,500	70,000	62,700	84,850

(1)	Value realized equals the fair market value of the shares of Common Stock underlying the options on the date of exercise, less the exercise price of the shares, times the number of shares acquired, without deducting taxes or commissions paid by the executive officer.

(2)	Value of exercisable and unexerciseable options equals the fair market value of the shares of Common Stock underlying in-the-money options on December 31, 2003 which was $8.06 per share, less the exercise price of the shares, times the number of shares underlying the options outstanding on December 31, 2003.

Change in Control Arrangements

The Company has entered into agreements with each of Joseph Abely, William Duvall, Kevin Mullins and Donna M. Driscoll providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of the Company’s outstanding securities normally having the right to vote at elections of directors of the Company. If a tender offer or exchange offer is made for 35% or more of such stock, the executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred. Each change in control agreement continues in effect until July 31, 2006; provided, however, that such agreements continue in effect for a period of 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and the executive officer may terminate the executive officer’s employment at any time. Each change in control agreement terminates if either party terminates the executive officer’s employment before a change in control occurs.

With respect to Mr. Abely, if, within 24 months after a change in control of the Company, Mr. Abely’s employment is terminated (1) by the Company other than for disability or retirement or (2) by Mr. Abely, for any reason, the Company has agreed to pay Mr. Abely in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of his average base salary during the period consisting of the five most recent calendar years ending on or before the date of the change in control, plus the highest actual bonus paid for any such year. The Company has also agreed to provide Mr. Abely with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination, and must provide him with 90 days’ advance notice of termination unless such termination is for cause.

With respect to the other officers named above, if, within 24 months after a change in control of the Company, such officer’s employment is terminated (1) by the Company other than for cause, disability or retirement or (2) by the officer for good reason, the Company has agreed to pay the executive officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of the executive officer’s average base salary during the period consisting of the five most recent calendar years ending on or before the date of the change in control, plus the highest actual bonus paid for any such year. The Company has also agreed to provide the officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination, and must give 90 days’ advance notice of termination to the executive officer unless such termination is for cause or disability.

Employment Agreement with Ronald J. Rossi

The Company has entered into an employment agreement with Mr. Rossi for his services as Chief Executive Officer. The agreement extends through December 31, 2004, and provides for an annual base salary of $350,000 from February 28, 2003 through the term of the agreement. Mr. Rossi’s base salary may be increased, based on an annual review of the Board, but may not be decreased. Mr. Rossi is eligible to receive bonuses and participate in stock incentive plans and other benefit plans on the same basis as other executive employees. He receives a monthly housing allowance and has been provided with the use of a Company automobile. In the event of termination by the Company for cause or by Mr. Rossi, no further payments will be made by the Company. In the event of termination of Mr. Rossi’s employment due to his death or disability, base salary will be continued for six months and a prorated bonus will be paid. In the event of any other termination, payment of 24 months’ base salary will be made in a lump sum, the cost of COBRA benefits will be borne by the Company for 18 months and a prorated bonus will be paid.

If, within 24 months after a change in control of the Company, Mr. Rossi’s employment is terminated (1) by the Company other than for disability or retirement or (2) by Mr. Rossi, for any reason, the Company has agreed to: (i) pay Mr. Rossi salary, benefits and awards accrued through the date of termination, (ii) pay Mr. Rossi all salary, stock options and bonuses that would be paid to Mr. Rossi during the term of this agreement, (iii) pay Mr. Rossi the highest actual bonus he earned for any year during the term of the agreement and (iv) provide Mr. Rossi and his dependents with benefits under all employee welfare benefit plans, or equivalent benefits, for the entire term of the agreement, and must provide him with 90 days’ advance notice of termination of such benefits unless such termination is for cause.

Mr. Rossi is required to protect all Company proprietary information, and to disclose and assign to the Company any inventions useful in its business. During the term of the agreement and for one year thereafter, he is prohibited from participating in the ownership or operation of any activity which competes directly with the business of the Company or its subsidiaries.

Stock Performance Graph

The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company’s Common Stock to the Nasdaq Market Index and a Company-selected peer group index over the five-year period beginning December 31, 1998 and ending December 31, 2003. Cumulative stockholder return has been measured on a weighted-average basis based on market capitalizations of the component companies comprising the peer group index at the close of trading on the last trading day preceding the beginning of each year assuming an initial investment of $100 and reinvestment of dividends.

The Company’s peer group index consists of Alanco Technologies, Inc., AudioVox Corporation, AtRoad, Inc., Garmin Ltd., I.D. Systems, Inc., Numerex Corporation, Qualcomm, Inc., and Trimble Navigation Ltd. The Company selects its peers based on products and markets similar to the Company’s. The Company notes that in the past 12 months the number of companies developing and marketing wireless communications products that have security applications or are used directly in vehicles has expanded significantly. In order to reflect such a trend, the Company’s peer group will change from time to time.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act or under the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Messrs. MacKinnon (Chairperson), Renfro and Rosenthal, who are independent directors, as independence for audit committee members is defined by Nasdaq, and operates under a written charter adopted by the Board.

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2003. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61, “Communications with Audit Committees,” as may be modified or supplemented.

The Audit Committee has reviewed the Company’s auditing and accounting principles and practices, periodically discussed with management and the outside auditors major financial risk exposures and the quality and adequacy of the Company’s internal controls, and reviewed and reassessed the adequacy of its charter.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence. The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended December 31, 2003 and has considered whether the provision of non-audit services are compatible with maintaining the independent auditors’ independence. Based on the above, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the independent auditors’ independence at this time.

The Audit Committee met with the independent auditors subsequent to the completion of the audit, and has confirmed that there were no problems or difficulties encountered by the auditors, that no difficulties were encountered in the course of the audit work and that no restrictions were placed on the scope of the activities or access to required information.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

John H. MacKinnon (Chairperson)
Larry C. Renfro
Harvey Rosenthal

REPORT OF THE COMPENSATION COMMITTEE

In 2003, the Compensation Committee consisted of Harvey Rosenthal (Chairperson), Lee T. Sprague, Robert J. Murray and Robert L. Rewey, all of whom are independent directors. The Compensation Committee is responsible for reviewing the Company’s compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives to directors and officers, and also exercises authority with respect to the administration of the stock incentive plans of the Company.

Compensation Philosophy and Practice

The Compensation Committee believes that leadership and motivation of the Company’s employees is critical to the continued success of the Company. In support of this philosophy, the Compensation Committee structures its compensation programs to achieve the following objectives:

•	offer compensation opportunities that attract and retain exceptionally talented individuals;

•	motivate individuals to perform at their highest levels and reward achievements that further the business strategy of the Company; and

•	link a significant portion of an executive’s total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value to encourage and motivate executives to manage from the perspective of persons with ownership interests in the Company.

Each year the Compensation Committee conducts a full review of the Company’s executive compensation program. Based upon its deliberations, the Compensation Committee believes that the Company’s executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company’s management. The Compensation Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company’s executive compensation programs.

The Compensation Committee recently reviewed the performance standards by which it determines annual bonus awards. For 2004, cash bonus awards will be based primarily on Company financial results. The Compensation Committee utilizes a formal Executive Incentive Program under which achievement of specific revenue, profit and personal objectives set early in the year are considered when making compensation decisions. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement other than Ronald J. Rossi, the Compensation Committee also takes into account the views of Mr. Rossi, the Company’s Chief Executive Officer. The Compensation Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

Executive Officer Compensation Program

Base Salary.    Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer’s contribution to the Company as a whole. Over the past three years, increases in base salary have generally been modest.

Annual Bonus Compensation.    The Company’s executive officers are eligible for an annual cash bonus. Early in the year, the Compensation Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels and specific revenue and profit objective goals are set for each eligible officer. During the fiscal year ended December 31, 2003, the corporate performance standards were based on growth in revenues and growth in pre-tax earnings.

The Compensation Committee also considered individual achievements in areas such as departmental performance and leadership of special projects.

Over the past five fiscal years, the Compensation Committee has awarded cash bonuses to the Company’s executive officers. The awards for each year are generally declared and paid in the first quarter of the following year. The Compensation Committee recommended, and the Board approved, allocating $529,016 for bonus compensation to the Named Executive Officers for the fiscal year ended December 31, 2003, which was paid in the first quarter of 2004.

Management Stock Ownership.    Under the 2003 Stock Incentive Plan, stock options and restricted stock may be granted to the executive officers, officers and other key employees of the Company. The Compensation Committee believes stock option grants pursuant to the 2003 Stock Incentive Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company’s senior management. The Compensation Committee believes that it is important for the Company’s executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company’s other stockholders, and that stock options alone may not achieve that goal. The Compensation Committee awards restricted stock and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

On February 10, 2004, the Compensation Committee approved the grant of 123,000 senior management options to the Company’s executive officers to purchase Common Stock at $8.10 per share, as follows: Ronald J. Rossi, 40,000; Joseph F. Abely, 28,000; William R. Duvall, 15,000; Kevin M. Mullins, Donna M. Driscoll, Peter J. Conner and Keith Farris, 10,000 each. The Compensation Committee also approved the grant of 52,500 shares of restricted stock, including the grant of 43,050 shares of restricted stock to the Company’s executive officers as follows: Ronald J. Rossi, 14,000; Joseph F. Abely, 9,800; William R. Duvall, 5,250; Kevin M. Mullins, Donna M. Driscoll, Peter J. Conner and Keith Farris, 3,500 each. The Compensation Committee considers these option and restricted stock grants reflective of the performance of executive officers during the fiscal year ended December 31, 2003, as measured by corporate and individual performance standards and consistent with the intent and purposes of the Company’s compensation philosophy. The Compensation Committee also believes that a combination of stock options and restricted stock best aligns the interest of management with stockholders and promotes long-term executive stock ownership. Restrictions on stock grants lapse after three years. The Compensation Committee believes that three year cliff vesting promotes a longer term perspective and enhances retention of key management. Restricted stock was not granted in prior years. Senior management options granted to executive officers declined from 410,000 in 2003 to 123,000 in 2004. The total number of annual employee stock options granted declined from 694,092 in 2003 to 219,975 in 2004.

Chief Executive Officer Compensation

In determining the compensation of the Company’s Chairman and Chief Executive Officer, Ronald J. Rossi, the Compensation Committee considered the demonstrated leadership he brings to the Company and the performance of the Company during the fiscal year ended December 31, 2003 as measured against the Company performance standards established by the Compensation Committee. Goals of the Board and of senior management included increasing penetration rates through the Company’s existing automobile dealer channel and markets, assisting international licensees in adopting international best practices, continued reductions to domestic and international installed product costs, continuing to develop improved technology and products and reducing dependence upon a single supplier. In light of performance measured against these factors, the Board approved, based on the Compensation Committee’s recommendation, an award of 40,000 options and 14,000 shares of restricted Common Stock under the 2003 Stock Incentive Plan and a bonus of $162,750, both of which were granted or paid to Mr. Rossi in the first quarter of 2004.

The Compensation Committee

Harvey Rosenthal (Chairperson)
Lee T. Sprague
Robert J. Murray
Robert L. Rewey

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until November 30, 2003, Thomas A. Wooters, Executive Vice President and General Counsel to the Company, was an attorney of counsel to Sullivan & Worcester LLP, the Company’s outside counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of March 22, 2004, with respect to the voting securities of the Company beneficially owned by: (1) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, (2) each director or director nominee of the Company, (3) each of the Named Executive Officers and (4) all directors, director nominees and executive officers of the Company as a group. A person is deemed to be the beneficial owner of voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 22, 2004. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as provided in the table or the notes thereto, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person, and has a mailing address c/o LoJack Corporation, 200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts 02090.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Ownership of Common Stock
Morgan Stanley	1,552,779	(1)	10.28%
Rutabaga Capital Management	1,471,974	(2)	9.75%
Frontier Capital Management Co., LLC	1,382,860	(3)	9.16%
Capital Guardian Trust Company	1,217,220	(4)	8.06%
C. Michael Daley	1,005,476	(5)	6.35%
Wellington Management Company, LLP	969,620	(6)	6.42%
Joseph F. Abely	392,838	(7)	2.55%
Ronald J. Rossi	345,336	(8)	2.25%
Lee T. Sprague	262,834	(9)	1.73%
William R. Duvall	245,675	(10)	1.60%
Kevin M. Mullins	187,250	(11)	1.22%
Robert J. Murray	82,500	(12)	*
Larry C. Renfro	82,000	(13)	*
Harvey Rosenthal	43,000	(14)	*
Donna M. Driscoll	26,606	(15)	*
John H. MacKinnon	12,200	(16)	*
Robert L. Rewey	5,500	(17)	*
All Executive Officers and Directors as a group	2,034,953	(18)	12.24%

*	Less than one percent (1%) of the outstanding Common Stock.

(1)	According to Amendment No. 3 to Schedule 13G, filed with the SEC on February 17, 2004, Morgan Stanley exercises shared voting and shared dispositive power with respect to 1,552,779 shares and Morgan Stanley Investment Advisors Inc. beneficially owns an aggregate of 821,879 shares and exercises shared voting and dispositive power with respect to 818,579 shares. Morgan Stanley filed solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. Morgan Stanley’s mailing address is 1585 Broadway, New York, New York 10036.

(2)	According to Amendment No. 2 Schedule 13G, filed with the SEC on February 4, 2004, Rutabaga Capital Management exercises sole voting power with respect to 586,967 shares, shared voting power with respect to 885,007 shares and sole dispositive power with respect to 1,471,974 shares. Rutabaga Capital Management’s mailing address is 64 Broad Street, 3rd floor, Boston, Massachusetts 02109.

(3)	According to Amendment No. 7 to Schedule 13G, filed with the SEC on January 20, 2004, Frontier Capital Management Co., LLC. exercises sole voting and sole dispositive power with respect to 1,382,860 shares. Frontier Capital Management Co., LLC’s mailing address is 99 Summer Street, Boston, Massachusetts 02110.

(4)	According to Amendment No. 7 to Schedule 13G, filed with the SEC on February 13, 2004, Capital Guardian Trust Company exercises sole voting power with respect to 1,017,520 shares and sole dispositive power with respect to 1,217,220 shares. Capital Group International, Inc. may be deemed beneficial owner of the securities beneficially owned by Capital Guardian Trust Company. Capital Group International, Inc. disclaims such beneficial ownership. Capital Guardian Trust Company’s mailing address is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(5)	Mr. Daley has advised the Company that he owns 280,476 shares of Common Stock. Mr. Daley also has the right to purchase 725,000 shares issuable upon exercise of certain options which options are currently exercisable or become exercisable within 60 days of March 22, 2004 (“Currently Exercisable Options”). Mr. Daley’s mailing address is 60 Elm Street, Canton, Massachusetts 02021.

(6)	According to Amendment No. 4 to Schedule 13G, filed with the SEC on February 12, 2004, Wellington Management Company, LLP exercises shared voting power with respect to 319,620 shares and shared dispositive power with respect to 969,620 shares. Wellington Management Company, LLP’s mailing address is 75 State Street, Boston, Massachusetts 02109.

(7)	Includes (i) 1,000 shares held jointly with Ann Abely and (ii) 329,108 shares issuable upon exercise of Currently Exercisable Options.

(8)	Includes 275,000 shares issuable upon exercise of Currently Exercisable Options.

(9)	Includes 47,500 shares issuable upon exercise of Currently Exercisable Options.

(10)	Includes 232,500 shares issuable upon exercise of Currently Exercisable Options.

(11)	Includes 183,750 shares issuable upon exercise to Currently Exercisable Options.

(12)	Includes (i) 45,000 shares held jointly with spouse and (ii) 37,500 shares issuable upon exercise of Currently Exercisable Options.

(13)	Includes 47,500 shares issuable upon exercise of Currently Exercisable Options.

(14)	Includes 32,500 shares issuable upon exercise of Currently Exercisable Options.

(15)	Includes 20,000 shares issuable upon exercise of Currently Exercisable Options.

(16)	Includes (i) 200 shares held jointly with spouse and (ii) 10,000 shares issuable upon exercise of Currently Exercisable Options.

(17)	Includes (i) 3,000 shares held in a trust of which spouse is trustee and beneficiary and (ii) 2,500 shares issuable upon exercise of Currently Exercisable Options.

(18)	Includes 1,521,608 shares issuable upon exercise of Currently Exercisable Options. Also includes shares held by three executive officers who are not Named Executive Officers.

AUDITORS

Audit Fees

The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), to the Company in the last two fiscal years were as follows:

	FY 2002	FY 2003
Audit Fees	$168,000	$201,000
Audit-Related Fees	39,000	46,000
Tax Fees	445,000	189,000
All Other Fees	—	—
Total Fees	$652,000	$436,000

Audit fees.    These fees comprise professional services rendered in connection with the audit of the Company’s consolidated financial statements for its annual report on Form 10-K and the review of the Company’s quarterly consolidated financial statements for its quarterly reports on Form 10-Q that are customary under auditing standards generally accepted in the United States. Audit fees also include consents for other SEC filings.

Audit-related fees.    These fees comprise professional services rendered in connection with (i) audits of employee benefit plans, (ii) due diligence associated with the Company’s evaluation of certain investments, (iii) financial accounting and reporting consultations and (iv) Sarbanes-Oxley Act, Section 404 advisory services.

Tax Fees.    Fees for tax services consisted of tax compliance and tax consultations.

Fees for tax compliance services totaled $114,000 and $134,000 in 2002 and 2003, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of (i) federal, state and local income tax return assistance, (ii) sales and use, property and other tax return assistance, and (iii) assistance with tax audits and appeals.

Fees for tax planning and advice services totaled $331,000 and $55,000 in 2002 and 2003, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to (i) structuring certain proposed acquisitions and investments (ii) certain internal legal restructuring actions and other intra-group restructuring actions, and (iii) other miscellaneous consultations.

Services Provided by Deloitte & Touche

The Board recognizes the importance of maintaining the independence and objective viewpoint of the independent auditor. The Board also recognizes that the independent auditor possesses a unique knowledge of the Company, and can provided necessary and valuable services to the Company in addition to the annual audit. The Board has adopted guidelines and procedures to be followed by the Company when retaining the independent auditor to perform audit and non-audit services. Under the policy, all services provided by the independent auditor, both audit and non-audit, must be pre-approved by the Audit Committee in order to assure that the provision of such services does not impair the independent auditor’s independence. Pre-approved fee levels for all services to be provided by the independent auditor will also be established by the Audit Committee and any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate approval authority to one or more of designated members of the Audit Committee. The Audit Committee will not delegate the Audit Committee’s responsibilities to approve services performed by the independent auditor to management.

Since May 6, 2003, the date when SEC rules relating to approval of services by auditors became effective, all services for which the Company engaged the auditors were pre-approved by the Audit Committee. The total fees paid to Deloitte & Touche for services are set forth in the table above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC and Nasdaq reports of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2003 or written representations from certain persons furnished to the Company that no reports were required to be filed for those persons, the Company believes that all reports required to be filed and all transactions required to be disclosed by Section 16(a) of the Exchange Act were filed or disclosed in a timely fashion during the fiscal year ended December 31, 2003.

SHAREHOLDER COMMUNICATIONS

The Nominating/Corporate Governance Committee and other non-management directors shall receive and consider communications from interested parties who wish to make their concerns known to non-management directors or the Board as a whole. Such communications may be addressed c/o Secretary to 200 Lowder Brook Drive, Suite 1000, Westwood, MA 02090. The Nominating/Corporate Governance Committee shall receive these communications from the Secretary, and such communications shall not be screened prior to review by the Nominating/Corporate Governance Committee. Any communications addressed to individual directors or other committees of the Board shall be delivered to the addressees promptly following the receipt of such notice.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the Company’s 2005 annual meeting of stockholders must be received at the executive offices of the Company not later than December 15, 2004, and must otherwise satisfy the conditions established by the SEC and by the Company’s By-laws in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Proposals by stockholders intended for presentation at the 2005 annual meeting, but not intended to be included in the Company’s proxy statement for that meeting must be received at the executive offices of the Company no later than February 23, 2005 and must otherwise satisfy the conditions established by the SEC and by the Company’s By-laws.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being furnished to stockholders of record of the Company concurrently with this proxy statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, in regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

By order of the Board,

THOMAS A. WOOTERS, Clerk

Appendix A

AUDIT COMMITTEE CHARTER FOR

LOJACK CORPORATION (THE “COMPANY”)

PURPOSE AND POWERS

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct and the integrity of the Company’s accounting and financial reporting process, the system of internal control over financial reporting, the audits of the financial statements of the Company, and the Company’s processes for monitoring compliance with laws and regulations and its Code of Business Conduct and Ethics.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. It is also empowered to:

•	Appoint, compensate, retain and oversee the work of any registered public accounting firm engaged by the Company for the purpose of issuing an audit report or performing other audit, review or attest services for the Company.

•	Resolve any disagreements between management and the external auditor regarding financial reporting.

•	Pre-approve all auditing and non-audit services as outlined in the Committee’s Policy Regarding the Approval of Audit and Non-audit Services Provided by the Independent Auditor.

•	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation as it determines is necessary to carryout its duties.

•	Seek any information it requires from employees — all of whom are directed to cooperate with the Committee’s requests — or external parties.

•	Meet with Company officers, external auditors, or outside counsel, as necessary.

The external auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders and shall report directly to the Committee. The external auditor will timely report to the Committee:

•  all critical accounting policies, practices and disclosures to be used by the Company;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor; and

•	other material written communications between the external auditor and management of the Company, such as any management letter or schedule of unadjusted differences.

The Committee shall be responsible for overseeing the independence of the external auditors. No audit partner of the external auditor may be the lead (or coordinating) audit partner having primary responsibility for the audit

(the concurring audit partner), or the audit partner responsible for reviewing the audit, for more than five consecutive years. Such audit partner may not perform for the Company the services of a lead partner or concurring partner, or a combination of both within the five consecutive year period following the maximum period.

Additionally, no other audit partner who provides more than 10 hours of audit, review or attest services in connection with any audit or review related to the annual or interim consolidated financial statements of the Company or who services as the lead partner in connection with any audit or review related to the annual or interim financial statements of a subsidiary of the Company whose assets or revenues constitute 20% or more of the assets or revenues of the Company’s respective consolidated assets or revenues may perform such services for more than 7 consecutive years. Such audit partner may not perform such services or the services of a lead or concurring partner within the 2 consecutive year period following the maximum period.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, selected annually by the Board, who meet the applicable independence, experience and other requirements promulgated by the NASDAQ Stock Market.

Without limiting the generality of the foregoing, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement at the time of appointment to the Committee.

In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication.

DUTIES

The Committee’s job is one of oversight and it is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the external auditors are responsible for auditing those financial statements. It is not the duty of the Committee to assure compliance with applicable laws and regulations. Additionally, the Committee recognizes that financial management, as well as the external auditors, have more time, knowledge and detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditor’s work. The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	The Committee shall review major changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors or management.

•	The Committee shall periodically discuss with management and the external auditors major financial risk exposures and the quality and adequacy of the Company’s internal controls over financial reporting, including a review of disclosures required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder.

•	The Committee shall periodically discuss with management and the external auditors any report required of the external auditors by Section 204 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder, prior to any audit report being filed with the SEC pursuant to the securities laws.

•	The Committee shall meet with the external auditors prior to the audit to review their proposed scope and approach.

•	The Committee shall obtain from the external auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

•	The Committee shall review with the external auditors any problems or difficulties the auditors may have encountered, any management letter provided by the auditors and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information.

•	The Committee shall review with management and the external auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and shall review and consider with the external auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended.

•	The Committee shall request from the external auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1, discuss with the external auditors any such disclosed relationships and their impact on the external auditor’s independence, and take or recommend that the Board take appropriate action in response to the external auditor’s report to satisfy itself of the auditor’s independence to oversee the independence of the external auditor.

•	The Committee shall prepare the Audit Committee Report to be included in the Company’s annual proxy statement described in Item 306 of Regulation S-K.

•	As a whole, or through the Committee chair, the Committee shall review with the external auditors, prior to filing with the Securities and Exchange Commission, the Company’s interim financial results to be included in the Company’s quarterly report to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, as amended; this review will occur prior to the Company’s filing of the Form 10-Q.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the external auditors and to approve the fees to be paid to the external auditors.

•	The Committee shall review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board for approval.

•	The Committee shall confirm annually that all responsibilities outlined in this charter have been carried out.

•	The Committee shall determine and the Company shall provide appropriate funding for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administration expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix B-1

LOJACK CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE

The purpose of this 2002 Employee Stock Purchase Plan (the “Plan”) is to provide employees of LoJack Corporation (the “Company”) and its Subsidiaries the opportunity to acquire a proprietary interest in the Company by providing favorable terms for them to purchase its stock. This Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

DEFINITIONS

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular Section shall include any successor and regulation thereto.

“Committee” shall have the meaning set forth in Section 3.

“Common Stock” shall mean the shares of the Company’s Common Stock, $0.01 par value per share.

“Compensation” shall mean the amount reported (or to be reported) in Box 1 of Form W-2, or its equivalent, increased by any salary reduction elected pursuant to Sections 402(g), 132(f) or 125 of the Code.

“Employee” shall mean any individual who has been employed at least 90 days by the Company or any Subsidiary. The term Employee shall not include: (i) any individual who is not a common law employee of the Company or a Subsidiary; (ii) any Employee who owns, directly or indirectly, as of the Offering Date five percent or more of the total combined voting power or value of all class of stock of the Company or a Subsidiary; (iii) any individual who is a common law employee of a Subsidiary, none of the employees of which participate in the Plan, as determined by the Committee; and (iv) any Employee who is a member of a collective bargaining unit with which the Company or a Subsidiary has bargained in good faith with respect to participation in the Plan and as a result of such bargaining the labor organization made an affirmative decision not to participate in the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Date” shall mean the date(s) designated by the Committee

“Offering” shall mean any offering of Common Stock in accordance with from time to time on which an Optionee may exercise an Option; provided, however, that no Exercise Date shall be more than 12 months after the applicable Offering Date; and provided, further, that if such date is not a business day, the Exercise Date shall be the business day immediately preceding the applicable date.

“Fair Market Value” shall be, as to a specific date, the closing price, if any, of the Company’s Common Stock on such date as reported by the NASDAQ National Market or such other exchange on which the Company’s Common Stock may then be traded, or, if none, the fair market value shall be the closing price of the Company’s

Common Stock on the nearest date to such date. The Fair Market Value determined by the Committee in good faith in such manner shall be final binding and conclusive on all parties.

“Insider” shall mean a person subject to Section 16 of the Exchange Act.

“Offering Date” shall mean the date(s) designated by the Committee from time to time on which an Option is granted; provided, however, that there shall be at least one Offering Date in any consecutive 12-month period while the Plan remains in effect; and provided, further, that if such date is not a business day, the Offering Date shall be the business day immediately preceding the applicable date.

“Option” shall mean the right of a Participant to purchase Common Stock pursuant to an Offering.

“Option Price” shall have the meaning set forth in Section 8.

“Optionee” shall mean any individual who has been granted an Option that remains outstanding under the terms of any Offering or who owns Common Stock as a result of an Offering.

“Participant” shall mean an Employee who has in effect a payroll deduction authorization in accordance with Section 6.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board (the “Committee”). No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan and of Options granted thereunder shall be subject to the determination of the Committee, which shall be final and binding.

The Committee shall have the authority, without the need for further approval, to establish a different Offering Date and/or Exercise Date, to modify the amount of time between an Offering Date and an Exercise Date and to increase or decrease the number of Offerings in a year.

With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

OPTION SHARES

The total amount of Common Stock with respect to which Options may be granted under the Plan shall not exceed in the aggregate 250,000 shares from either authorized but unissued shares or treasury shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with Section 14. If any outstanding Option expires for any reason, including a withdrawal pursuant to Section 10, or terminates by reason of the severance of employment of the Participant or any other cause, or is surrendered, the shares of Common Stock allocable to the unexercised portion of the Option may again be made subject to an Option under the Plan.

ELIGIBILITY

An Employee shall be eligible to become a Participant in the Plan on any Offering Date on which the Employee is employed by the Company or a Subsidiary; provided, however, that no Employee shall be granted an Option:

if immediately after the grant the aggregate amount of stock the Employee would be considered to own under Section 424(d) of the Code, including stock that may be purchased with outstanding options, would represent five percent or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary; or

that permits the Employee’s right to purchase shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 for any calendar year, determined by reference to the Fair Market Value of the shares at the time any option is granted.

PARTICIPATION

An Employee may become a Participant in any Offering by completing an authorization for payroll deductions in connection with the Offering at such time (prior to the Offering Date) and in such manner as the Committee may prescribe. Payroll deductions pursuant to an authorization shall commence with the payroll period in which the Offering Date occurs and shall end with the last payroll completed prior to the Exercise Date for the Offering to which the authorization applies, unless the authorization is sooner terminated by the Participant as provided in Section 10. The Committee may provide that in the case of the first Offering, payroll deductions shall commence with the first payroll period ending after the initial Offering Date. All payroll deductions shall be made on an after-tax basis.

A Participant shall elect in the authorization for payroll deduction to have deductions made from his or her Compensation on each payday in an amount equal to a whole percentage of from one to fifteen percent of his Compensation. All payroll deductions made for a Participant shall be credited to a bookkeeping account maintained for such Participant under the Plan. In no event shall interest be paid to a Participant with respect to payroll deductions credited to the Participant’s account, whether such deductions are used in connection with the exercise of an Option or are returned to the Participant or the Participant’s estate in cash.

Except as may be required by law, a Participant may not make any payments to the Participant’s account other than by authorization for payroll deduction. A Participant may elect to decrease the payroll deduction rate at such time and in such manner as the Committee may prescribe. In no event shall a Participant increase the amount of payroll deductions during an Offering. A Participant may discontinue participation in the Offering as provided in Section 10.

GRANT OF OPTIONS

Options under the Plan shall be granted in a series of Offerings, the first of which shall begin on the first Offering Date designated by the Committee. Successive Offerings shall begin on each Offering Date thereafter until all of the shares of Common Stock available under the Plan are exhausted or until the Plan is terminated pursuant to Section 17 or Section 18. Participation by an Employee in any Offering shall neither limit nor require his participation in any other Offering.

Each Participant in an Offering shall be granted, as of the applicable Offering Date, an Option to purchase that number of whole shares of Common Stock that the accumulated payroll deductions credited to his account during the Offering is able to purchase at the Option Price.

If the total number of shares for which Options are to be granted as of any Offering Date exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the available shares in a manner as nearly uniform as practicable, and as it shall determine to be equitable. In that event, the payroll deductions made or to be made pursuant to authorizations for that Offering shall be reduced accordingly, and the Committee shall give written notice of such reduction to each affected Participant.

In no event shall a Participant be granted an Option in any Offering to acquire more than that number of whole shares of Common Stock equal to $25,000 divided by the Fair Market Value of the shares as of the Offering Date; provided, however, that such limit shall be subject to Section 5(ii) and to the adjustment in accordance with Section 14.

OPTION PRICE

The Option Price of shares of Common Stock for any Offering shall be the lesser of: (a) 85 percent of the Fair Market Value of the shares on the Offering Date; or (b) 85 percent of the Fair Market Value of the shares on the Exercise Date.

EXERCISE OF OPTIONS

A Participant’s Option for an Offering will be exercised automatically as of the Exercise Date for the Offering to purchase that number of whole shares of Common Stock equal to the accumulated payroll deductions credited to the Participant’s account as of the Exercise Date divided by the Option Price.

As promptly as practicable after each Exercise Date the Company shall deliver to each Participant in the Offering, in accordance with the Participant’s election, either (a) the shares purchased upon the exercise of the Participant’s Option, together with a cash payment equal to the balance of any payroll deductions credited to the Participant’s account during the Offering that were not used for the purchase of shares, other than amounts representing fractional shares, or (b) a cash payment equal to the total of the payroll deductions credited to the Participant’s account during the Offering. Amounts representing fractional shares will, at the discretion of the Committee, either be carried forward for use in the next Offering if the Participant will participate in that Offering or paid to the Participant in cash.

The shares purchased upon exercise of an Option shall be deemed to be transferred to the Participant on the Exercise Date.

WITHDRAWAL FROM OFFERING

A Participant may at any time prior to the Exercise Date at such time and in such manner as the Committee may prescribe withdraw from an Offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the Participant’s account under the Plan. Such amount will be paid to the Participant as promptly as practicable after receipt of the Participant’s request to withdraw, and no further payroll deductions will be made from the Participant’s Compensation with respect to the Offering then in progress and any outstanding Option shall be cancelled. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any subsequent Offering or in any employee stock purchase plan (within the meaning of Section 423 of the Code) that may hereafter be adopted by the Company or a Subsidiary.

EXPIRATION OF OPTIONS ON TERMINATION OF EMPLOYMENT

(a)  Options shall not be transferable by a Participant and no amount credited to a Participant’s account may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant. An Option shall expire unexercised immediately if a Participant ceases to satisfy the definition of the term Employee for any reason other than death and the amount of the accumulated payroll deductions then credited to the Participant’s account under the Plan will be paid in cash. Upon termination of the Participant’s employment with the Company or a Subsidiary for any reason other than death, an amount in cash equal to the accumulated payroll deductions then credited to the Participant’s account under the Plan will be paid to the Participant. In the case of a Participant’s death, the provisions of Section 15 shall control.

(b)  An authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company or Subsidiary and the Participant for purposes of this Section 11, provided that either (a) the absence is for a period of no more than 90 days or (b) the Employee’s right to be re-employed after the absence is guaranteed either by statute or by contract.

REQUIREMENTS OF LAW

The Company shall not be required to sell or issue any shares of Common Stock under the Plan if the issuance of such shares would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the exercise of any Option the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of shares pursuant to an Option to comply with any laws or regulations of any governmental authority including, without limitation, the Securities Act or applicable state securities laws.

NO RIGHTS AS STOCKHOLDER

No Participant shall have rights as a stockholder with respect to shares covered by his Option until the applicable Exercise Date and, except as otherwise provided in Section 14, no adjustment shall be made for dividends of which the record date precedes the applicable Exercise Date.

CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

If the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities, and in the Option Price, covered by outstanding Options, and for which Options may be granted under the Plan; provided, however, that no adjustment shall be made that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants and Optionees.

If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above), and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated company.

Except as otherwise provided in (a) or (b) above, if while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then the Committee, in its discretion, shall provide that either:

after the effective date of such merger, consolidation, liquidation or sale, as the case may be, each Optionee shall be entitled, upon exercise of an Option to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, liquidation or sale if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised immediately prior to such merger consolidation, liquidation or sale; or

all outstanding Options shall be exercised as of the day preceding the effective date of any such merger, consolidation, liquidation or sale, which day shall be the Exercise Date for purposes of the Offering; provided, however, that each Optionee shall be notified of the right to withdraw from the Offering in accordance with the requirements of Section 10.

Except as expressly provided to the contrary in this Section 14, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

DISPOSITION OF ACCOUNT AT DEATH

In the event that a Participant dies after the Exercise Date but before the delivery of the stock certificates, such certificates when issued together with any cash remaining in the Participant’s account shall be transferred to the Participant’s estate. In the event that a Participant dies prior to the Exercise Date, a payment shall be made to the Participant’s estate of an amount in cash equal to the accumulated payroll deductions credited to the Participant’s account under the Plan.

MISCELLANEOUS

Accumulated payroll deductions and the proceeds from the sale of shares pursuant to the exercise of Options shall constitute general funds of the Company.

To the extent required by law, the Company or a Subsidiary shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise of an Option. An Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

All notices or other communications by a Participant or Optionee to the Company pursuant to the Plan shall be deemed to have been given when received in the form specified by the Company at the location or by the person designated by the Company for the receipt thereof.

Neither the Plan nor the grant of an Option pursuant to the Plan shall impose upon the Company or a Subsidiary any obligation to employ or continue to employ any Participant, and the right of the Company or a Subsidiary to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

The title of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

AMENDMENT OR TERMINATION OF PLAN

The Board may at any time terminate or from time to time amend, modify or suspend this Plan (or any part thereof); provided, however, that without approval by holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the stockholders of the Company there shall be no: (a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 14; (b) change in the class of persons eligible to participate in the Plan; or (c) other change in the Plan that requires stockholder approval under applicable law. Notwithstanding the preceding sentence, the Board shall in all events have the power to make such changes in the Plan and the Committee shall in all events have the power to make such changes in the regulations and administrative provisions under the Plan or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable the Plan to qualify as an employee stock purchase plan as defined in Section 423 of the Code, so as to enable any Option to receive preferential federal income tax treatment. No amendment shall materially affect outstanding Options without the consent of the Optionee and the termination of the Plan will not terminate Options then outstanding, without the consent of the Optionee.

Notwithstanding the foregoing, at such time after the Company is not required to file periodic reports under the Exchange Act, at its option, the Company may terminate the Plan and, upon the termination, outstanding Options shall be cancelled and each Participant shall receive in cash an amount equal to the accumulated payroll deductions without interest credited to the Participant’s account under the Plan immediately prior to termination.

EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of February 25, 2002, subject only to ratification by the holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the stockholders of the Company within 12 months before or after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the business date as of which there are no longer any shares available pursuant to Section 4 to be offered and no Option shall be granted pursuant to the Plan after that date.

Appendix B-2

LOJACK CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

FIRST AMENDMENT

LoJack Corporation (the “Company”) hereby amends the LoJack Corporation 2002 Employee Stock Purchase Plan (the “ESPP”) as set forth below.

* * * * *

Offering Date.    Section 2(l) of the ESPP shall be amended in its entirety to read as follows:

“Offering Date” shall mean June 1 and December 1 of each year while the Plan remains in effect, or such other date or dates designated by the Committee from time to time; provided, however, that there shall be at least one Offering Date in any consecutive 12-month period while the Plan remains in effect; and provided, further, that if such date is not a business day, the Offering Date shall be the business day immediately following the applicable date.

* * * * *

$25,000 Limit.    Section 5 of the ESPP shall be amended by replacing the phrase “at the time any option is granted” with the phrase “as of the Offering Date” in the last sentence thereof.

* * * * *

Number of Shares.    Section 4 of the ESPP shall be amended, effective with the Offering (as that term is defined in the ESPP) commencing on or about December 1, 2003, by replacing “250,000 shares” with “1,000,000 shares” in the first sentence thereof; provided, however, that this First Amendment shall be ineffective if the Company’s stockholders fail to approve this amendment within 12 months of the date the Board of Directors of the Company approved this Amendment.

* * * * *

Further Amendments.    Except as hereinabove specifically amended, all provisions of the ESPP shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the ESPP.

* * * * *

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

LOJACK CORPORATION C/O AMERICAN STOCK TRANSFER 6201 15TH AVENUE BROOKLYN, NY 11219 ATTN: ISSAC KAGAN

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to LoJack Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please date, sign and mail your proxy card back as soon as possible!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LJACK1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LOJACK CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
1.	Fix the number of directors at 8 and elect the following nominees as directors:		For All Nominees	Withhold For All	For All Except	If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and write such nominee’s number(s) on the line below.
	Nominees:
	01) Ronald J. Rossi 02) Joseph F. Abely 03) Lee T. Sprague 04) Robert J. Murray	05) Larry C. Renfro 06) Harvey Rosenthal 07) John H. MacKinnon 08) Robert L. Rewey	0	0	0

						Your shares will be voted for the remaining nominee(s).

						For	Against	Abstain

2.	To approve the amendment of the 2002 Employee Stock Purchase Plan to increase the number of shares authorized for issuance.					0	0	0

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for 2004.					0	0	0

4.	In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint owners, each party should sign.

For address changes and/or comments, please check this box and write them on the back where indicated					0

Please indicate if you plan to attend this meeting			0	0

			Yes	No

Stockholder’s signature		Date		Co-owner’s signature		Date

PROXY

LOJACK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

          The undersigned stockholder of LoJack Corporation, a Massachusetts corporation (the “Company”) hereby appoints Ronald J. Rossi and Joseph F. Abely (or either of them) as proxies for the undersigned, with full power of substitution in each of them, to vote all shares of the Company owned by the undersigned on March 22, 2004, at the Annual Meeting of Stockholders of LoJack Corporation, to be held on May 20, 2004, at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts, and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the notice of Annual Meeting of Stockholders and Proxy Statement, dated April 5, 2004, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

          The shares represented by this proxy will be voted as directed by the stockholder on the reverse side hereof.  If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all the nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and in the discretion of proxies on Proposal 4 on the reverse side hereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE